UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Retail Value Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Shareholders

To the Holders of Common Shares of Retail Value Inc.:

The 2019 Annual Meeting of Shareholders of Retail Value Inc. will be held as follows:

WHEN:	• 9:00 a.m. local time, Friday, May 10, 2019.

WHERE:	• Loews Regency Hotel 540 Park Avenue New York, New York 10065

ITEMS OF BUSINESS:

•  Election of three Class I Directors.

•  Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

•  Transact such other business as may properly come before the Annual Meeting.

WHO CAN VOTE:	• Shareholders of record at the close of business on March 14, 2019 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the Annual Meeting.

VOTING BY PROXY:

•  Shareholders may complete, date and sign the accompanying Proxy Card and return it in the enclosed envelope; or

• Vote their shares by telephone or over the Internet as described in the accompanying Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS:	• The Company’s 2019 Proxy Statement and 2018 Annual Report to Shareholders are available free of charge at www.proxydocs.com/rvi.

By order of the Board of Directors,

Aaron M. Kitlowski

Secretary

Dated: April 1, 2019

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on May 10, 2019

2019 Proxy Statement Table of Contents

Retail Value Inc.   ï  2019 Proxy Statement    i

ii    Retail Value Inc.  ï  2019 Proxy Statement

1. Proxy Summary

This summary contains highlights and information that can be found elsewhere in this Proxy Statement as indicated by the applicable page references. This summary does not contain all of the information that you should consider, and therefore, you should read the entire Proxy Statement.

MEETING DATE, TIME AND LOCATION

FRIDAY, MAY 10, 2019 AT 9:00 A.M., LOCAL TIME

Loews Regency Hotel

540 Park Avenue

New York, New York 10065

PROPOSALS

Proposal		Board Recommendation		Page Reference for More Information
1.	Election of three Class I Directors.	✓	“For” all nominees	2
2.	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	✓	“For”	16

VOTING

You may vote if you were a shareholder of record of Retail Value Inc. (“RVI,” “we,” “us,” “our” or the “Company”) at the close of business on March 14, 2019, the record date for the 2019 Annual Meeting of Shareholders (the “Annual Meeting”). We will begin mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, 2018 Annual Report and Proxy Card on or about April 1, 2019 to all shareholders entitled to vote.

You may vote your shares in person at the Annual Meeting or vote by proxy in any of the following ways:

By Internet	By Telephone	By Mail

Go to: www.investorvote.com/rvi or the web address on your Proxy Card	Call toll free: 1-800-652-8683	Sign the enclosed Proxy Card and return by pre-paid postage envelope

Retail Value Inc.   ï  2019 Proxy Statement    1

2. Proposal One: Election of Three Class I Directors

Proposal Summary and Board Recommendation

At the Annual Meeting, unless you specify otherwise, the common shares represented by your proxy will be voted to elect the three Class I Director nominees of our Board of Directors (the “Board”) identified below. If any of the nominees is not a candidate when the election occurs for any reason (which is not expected) and the size of Class I of our Board remains unchanged, then our Board intends that proxies will be voted for the election of a substitute Class I Director nominee designated by our Board as recommended by the Nominating and Corporate Governance Committee.

BOARD RECOMMENDATION:

“For” All Three Class I Director Nominees

Nominees for Election of Class I Directors at the Annual Meeting

Our Board currently consists of six Directors and is divided into two separate classes (Class I and Class II) of three Directors each. The initial term of Class I Directors expires at the 2019 Annual Meeting and the initial term of Class II Directors expires at the 2020 Annual Meeting. This year, shareholders will elect three Class I Directors for a one-year term. Commencing with the 2020 Annual Meeting, all Directors will be elected annually for a term of one year and shall hold office until the next succeeding annual meeting and until a successor is duly elected and qualified.

The following table sets forth the name, age, class, and year the term will expire for each of our current Directors.

Name	Age	Class	Year Term Will Expire	Position
Scott D. Roulston	61	II	2020	Director (Chairman)
David R. Lukes	49	I	2019	President, Chief Executive Officer and Director
Matthew L. Ostrower	48	I	2019	Executive Vice President, Chief Financial Officer, Treasurer and Director
Gary N. Boston	50	II	2020	Director
Henrie W. Koetter	45	I	2019	Director
Barry A. Sholem	63	II	2020	Director

Our Board has nominated and recommends that shareholders vote “For” the election of each of Messrs. Lukes, Ostrower and Koetter, each of whom currently serves on our Board as a Class I Director, to serve on the Board as a Class I Director until our 2020 Annual Meeting and until their respective successors are elected and duly qualified. The biographical descriptions below set forth certain information with respect to each nominee, including the attributes of each nominee that the Board has determined qualify that person for service on the Board.

2    Retail Value Inc.  ï  2019 Proxy Statement

Director Since: 2018 Age: 49 Independent: No

DAVID R. LUKES — President and Chief Executive Officer of RVI; President, Chief
Executive Officer and Director of SITE Centers Corp.

Background: Mr. Lukes has served as our President and Chief Executive Officer since
February 2018 and as a Director since April 2018. Mr. Lukes has also served as
President, Chief Executive Officer and Director of SITE Centers Corp. (formerly DDR
Corp.) (“SITE Centers”), the parent of the Company’s external manager (collectively with SITE Centers, the “Manager”) and an owner, operator and developer of shopping centers listed on the New York Stock Exchange (the “NYSE”) under the symbol “SITC,”
since March 2017. Prior to joining SITE Centers, Mr. Lukes served as President, Chief
Executive Officer and Director of Equity One, Inc. (“Equity One”), an owner, developer, and operator of shopping centers, which was acquired by Regency Centers Corporation in March 2017. Prior to joining Equity One, Mr. Lukes served as President and Chief
Executive Officer of Sears Holding Corporation affiliate Seritage Realty Trust, a real estate company, from 2012 through April 2014. In addition, Mr. Lukes served as the
President and Chief Executive Officer of Olshan Properties (formerly Mall Properties,
Inc.), a privately owned real estate firm that specializes in the development, acquisition and management of commercial real estate, from 2010 to 2012. From 2002 to 2010,
Mr. Lukes served in various senior management positions at Kimco Realty Corporation, including serving as its Chief Operating Officer from 2008 to 2010. Mr. Lukes also serves as a Director of Citycon Oyj, an owner and operator of shopping centers located in the Nordic region, the shares of which are traded on the Helsinki Stock Exchange.
Mr. Lukes holds a Bachelor of Environmental Design from Miami University, a Master of Architecture from the University of Pennsylvania and a Master of Science in Real
Estate Development from Columbia University.

Qualifications: Mr. Lukes’ qualifications to serve on the Board include his position as
President and Chief Executive Officer of the Company’s Manager, in addition to his prior experience as Chief Executive Officer of Equity One, his familiarity with the retail real estate investment trust (“REIT”) industry and his extensive expertise and experience in retail real estate development and operations. Furthermore, his position as a member of the
Company’s senior management makes him an important contributor to the Board.

Retail Value Inc.   ï  2019 Proxy Statement    3

Director Since: 2018 Age: 48 Independent: No

MATTHEW L. OSTROWER — Executive Vice President, Chief Financial Officer and
Treasurer of RVI; Executive Vice President, Chief Financial Officer and Treasurer of
SITE Centers

Background: Mr. Ostrower has served as our Executive Vice President, Chief Financial
Officer and Treasurer since February 2018 and as a Director since April 2018.
Mr. Ostrower has also served as Executive Vice President, Chief Financial Officer and
Treasurer of SITE Centers since March 2017. Prior to joining SITE Centers, he served as
Executive Vice President, Chief Financial Officer and Treasurer of Equity One from 2015.
Prior to joining Equity One, Mr. Ostrower served as Managing Director and Associate
Director of Research at Morgan Stanley, a multinational investment bank and financial services company, from 2010 and previously served as a Vice President, Executive
Director and a Managing Director at Morgan Stanley from 2000 to 2008. From 2008 to
2009, Mr. Ostrower was a founding member of the Gerrity Group, a private retail real estate company focused on the management, leasing and disposition of shopping centers, where he was responsible for capital raising and investment strategy.
Mr. Ostrower also served as a member of the Board of Directors of Ramco Gershenson
Properties Trust, a public retail REIT, from 2010 to February 2015. Mr. Ostrower holds a dual Master of Science in real estate and city planning from Massachusetts Institute of
Technology and a Bachelor of Arts degree from Tufts University. Mr. Ostrower is also a
Chartered Financial Analyst (CFA).

Qualifications: Mr. Ostrower’s qualifications to serve on the Board include his position as
Executive Vice President, Chief Financial Officer and Treasurer of the Company’s Manager,
his service on the board of directors of another public REIT and having over 20 years of experience with the retail REIT industry and capital markets. Furthermore, his position as a member of the Company’s senior management makes him an important contributor to the
Board.

Director Since: 2018 Age: 45 Independent: Yes Committee: • Nominating and Corporate Governance

HENRIE W. KOETTER — Managing Director of Development and Mergers and
Acquisitions and Chief Investment Officer of ECE Projektmanagement G.m.b.H. &
Co. KG.

Background: Mr. Koetter has served as Managing Director of Development and
Mergers and Acquisitions and Chief Investment Officer of ECE Projektmanagement
G.m.b.H. & Co. KG (“ECE”), a commercial real estate company based in Hamburg,
Germany that manages assets in Europe, since July 2014. ECE is deemed to be controlled by Alexander Otto, one of the Company’s largest shareholders who also sits on the board of directors of SITE Centers. Mr. Koetter served as Managing Director of
Property Management of ECE from February 2011 to June 2014 and served in various other roles at ECE from April 2004 to February 2011. Mr. Koetter is a graduate of the
European Business School in Oestrich-Winkel, Germany.

Qualifications: Mr. Koetter’s experience in acquiring and managing international commercial real estate enables him to contribute an international perspective on the issues currently impacting buyers, sellers and operators of retail real estate.

4    Retail Value Inc.  ï  2019 Proxy Statement

Class II Directors Whose Terms Are Not Expiring at the Annual Meeting

Currently our Board is divided into two separate classes. The biographical descriptions below set forth certain information with respect to our Class II Directors, whose terms are not expiring at the Annual Meeting. The Board has identified specific attributes of each Class II Director that qualify that person for service on the Board.

Director Since: 2018 Age: 61 Independent: Yes Committees: • Executive • Audit • Compensation

SCOTT D. ROULSTON — Principal at Segall Bryant & Hamill.

Background: Mr. Roulston is a Principal at Segall Bryant & Hamill, an independent investment firm. He was formerly a Director of Wealth Management at Segall Bryant &
Hamill, a position he held from March 2017 to March 2019. He was Managing Director of MAI Capital Management, LLC, a registered investment advisor, from 2013 to
February 2017. He was Managing Director at Burdette Asset Management, a private equity fund manager, from 2011 to January 2013. From 1990 to 2010, he was Chief
Executive Officer of Roulston & Company, a firm that provided investment research and management, and its successor firm, Fairport Asset Management. From 2004 to 2018,
Mr. Roulston served as a Director of SITE Centers, where he served as Chair of the
Audit Committee as well as a member of several other committees. He also is a former
Director of Defiance, Inc., where he served as Chair of the Compensation Committee and member of the Audit Committee. Mr. Roulston is a graduate of Dartmouth College.

Qualifications: In addition to his past experience on the board of directors of both public and private companies, including on the audit committee of a public company, Mr. Roulston contributes his insights as a leader of an asset management and private equity company, and a former trustee of a major public pension fund. This experience has provided him with extensive knowledge of the issues involved with the review and analysis of financial statements, as well as capital markets and the development and implementation of corporate strategy.

Director Since: 2018 Age: 50 Independent: Yes Committees: • Executive • Audit • Compensation

GARY N. BOSTON — Former Senior Portfolio Manager of APG Asset Management.

Background: Mr. Boston retired from APG Asset Management, a leading global manager of pension assets, in May 2016. From July 2005 until May 2016, he served as
Portfolio Manager and Senior Portfolio Manager on the firm’s North and South
American listed real estate securities portfolios. Prior to joining APG, Mr. Boston spent ten years as a senior analyst covering the U.S. REIT sector on research teams at
Citigroup and PaineWebber, Inc. He began his investment career as a sell-side equity research analyst at Merrill Lynch covering broadline retail stocks. Mr. Boston holds a
Bachelor of Arts from Duke University and a Masters of Business Administration from the Wharton School of Business.

Qualifications: Mr. Boston’s qualifications include his extensive experience with the retail
REIT industry gained from having covered the real estate, REIT and retail sectors as a portfolio manager and research analyst at various investment banks.

Retail Value Inc.   ï  2019 Proxy Statement    5

Director Since: 2018 Age: 63 Independent: Yes Committees: • Executive • Audit • Nominating and Corporate Governance

BARRY A. SHOLEM — Partner, MSD Capital, L.P.

Background: Mr. Sholem became a partner of MSD Capital, L.P., the family office of
Michael and Susan Dell, and head of its real estate fund in July 2004. From 1995 until
2000, Mr. Sholem was Chairman of DLJ Real Estate Capital Partners, a $2 billion real estate fund that he co-founded and that invested in a broad range of real estate-related assets, and a Managing Director at Credit Suisse First Boston. Prior to forming DLJ Real
Estate Capital Partners, Mr. Sholem spent ten years at Goldman Sachs in its New York and Los Angeles offices. From 1998 to 2018, Mr. Sholem served as a Director of SITE
Centers, where he served as a member of several Board committees. Mr. Sholem is active in Urban Land Institute, the International Council of Shopping Centers, the
University of California, Berkeley Real Estate Advisory Board and the Business
Roundtable.

Qualifications: Mr. Sholem’s qualifications to serve on the Board include years of experience leading the real estate groups of investment firms and experience serving on the board of
SITE Centers, the previous owner of substantially all of the Company’s properties. In addition, he brings a broad understanding of the social and political issues facing the Company through his involvement with ULI and ICSC.

Independent Directors

Except for Messrs. Lukes and Ostrower, our Board has affirmatively determined that all Directors who served on the Board during 2018 following our July 1, 2018 separation from SITE Centers were, and all Class I Directors nominated for election by the Board in 2019 are, independent within the meaning of the rules of the NYSE and, as applicable, the rules of the Securities and Exchange Commission (the “SEC”), including with respect to the applicable Director’s service on the Compensation Committee and/or the Audit Committee. Our Corporate Governance Guidelines provide that our Board will be comprised of a majority of independent Directors and that only those Directors or nominees who meet the listing standards of the NYSE will be considered independent. Our Board reviews annually the relationships that each Director or nominee has with us (either directly or indirectly), and only those Directors or nominees whom our Board affirmatively determines have no material relationship with us will be considered independent.

Director Qualifications and Review of Director Nominees

The Nominating and Corporate Governance Committee reviews annually with our Board the composition of our Board as a whole and recommends, if necessary, actions to be taken so that our Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for our Board as a whole and contains at least the minimum number of independent Directors required by applicable laws and regulations and our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for ensuring that members of our Board possess attributes, including real estate and general business experience, appropriate for the execution of our well-defined strategy. Directors should commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as participate in other matters necessary to ensure we are well-positioned to engage in best corporate governance practices.

In evaluating a Director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies that our Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a Director; independence and willingness to consider all strategic proposals; any other criteria established by our Board and any core competencies or real estate expertise necessary to staff Board committees. In addition, the Nominating and Corporate Governance Committee will consider potential members’ qualifications to be independent under the NYSE listing standards in accordance with our Corporate Governance Guidelines, and will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance our Board’s ability to oversee our affairs and business, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties.

6    Retail Value Inc.  ï  2019 Proxy Statement

The Nominating and Corporate Governance Committee will consider suggestions forwarded by shareholders to our Secretary concerning qualified candidates for election as Directors. To recommend a prospective candidate for the Nominating and Corporate Governance Committee’s consideration and potential recommendation to the Board for nomination for Director, a shareholder may submit the candidate’s name and qualifications to our Secretary, Aaron M. Kitlowski, at the following address: Retail Value Inc., 3300 Enterprise Parkway, Beachwood, Ohio 44122. The Nominating and Corporate Governance Committee has not established specific minimum qualifications that a candidate must have to be recommended to our Board. However, in determining qualifications for new Directors, the Nominating and Corporate Governance Committee considers those guidelines described above. The Nominating and Corporate Governance Committee will consider a pool of potential Board candidates established from recommendations from shareholders and third parties, including management and current Directors. The Nominating and Corporate Governance Committee may, in its discretion, retain a search consultant to supplement the pool of potential Board candidates considered for nomination.

Our Code of Regulations sets forth the requirements with respect to the nomination of candidates for Director by shareholders.

Proxy Access

Our Code of Regulations also provides proxy access pursuant to which a shareholder or group of up to 20 shareholders satisfying specified eligibility requirements may include Director nominees in our proxy materials for annual meetings. To be eligible to use proxy access, such shareholders must, among other requirements:

•	have owned common shares equal to at least 3% of the aggregate of our issued and outstanding common shares continuously for at least three years;
•	represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control and that such shareholders do not presently have such intent; and
•

provide a notice requesting the inclusion of Director nominees in our proxy materials and provide other required information to us not more than 150, and not less than 120, days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders (unless the date for the upcoming annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, in which case the notice must be received not later than the close of business on the later of the 150th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made).

The maximum number of Director nominees that may be submitted pursuant to these provisions may not exceed 20% of the number of Directors then in office but in no event shall be less than two Directors.

Majority Vote Standard

Consistent with best corporate governance practices, the Company’s Articles of Incorporation provide for a majority vote standard in uncontested elections and a plurality vote standard in contested elections of Directors. An election of Directors is contested when the number of nominees for election as a Director exceeds the number of Directors to be elected. Under a majority vote standard, each vote is specifically counted “For” or “Against” the Director’s election and an affirmative majority of the total number of votes cast “For” or “Against” a Director nominee will be required for election. Shareholders are entitled to abstain with respect to the election of a Director. With respect to the election of Directors, broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

Retail Value Inc.   ï  2019 Proxy Statement    7

3. Board Governance

Board Leadership

Mr. Roulston serves as Chairman of the Board. The position of Chairman of the Board is a non-executive officer position and is expected to be held by a non-management, independent Director. The Chairman of the Board has the following responsibilities, among others as may be determined by our Board:

• Ensure that our Board fulfills its oversight and governance responsibilities;
• Consult and advise on any operational matters as requested by our Chief Executive Officer;
• Serve as liaison between the Company’s management and the non-management Directors;

•   Assist the Nominating and Corporate Governance Committee on corporate governance matters, such as the nomination of Board members, committee membership and rotation, and management succession planning;

• Preside over meetings of our shareholders if the President is unavailable; and
• Provide leadership to our Board, set the agenda for, and preside over, Board meetings and executive sessions of the independent and non-management Directors.

We believe that an independent Chairman of the Board, separate from our Chief Executive Officer and our Manager, enables our Board as a whole to fulfill its responsibility to supervise the performance of our Manager and to oversee the risks presented by the Company’s focused strategy and business plan.

Meetings of Our Board

Between July 1, 2018, the date of our separation from SITE Centers, and December 31, 2018, our Board held three meetings and undertook three written actions. In 2018, each of our Directors attended at least 75% of the aggregate of (i) the number of meetings of the Board which were held during the period that such person served on the Board and (ii) the number of meetings of committees of the Board held during the period that such person served on such committee. As stated in our Corporate Governance Guidelines, all Directors are expected to attend annual meetings of shareholders. Our Board conducts and reviews its operations through a self-assessment process on an annual basis.

Meetings of Non-Management and Independent Directors

The non-management Directors meet in executive session in conjunction with each regularly scheduled Board meeting. These meetings are chaired by the Chairman of the Board. In addition, as required by our Corporate Governance Guidelines, the independent Directors meet at least once per year to the extent our Board includes one or more non-management Directors who are not independent.

Committees of Our Board

During 2018, our Board had the committees described below. Our Board has approved the written charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, which, along with our Corporate Governance Guidelines, are posted on our website at www.retailvalueinc.com, under “Governance” in the “Investors” section. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee conducts a self-evaluation and review of its charter annually. The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement, and you should not consider such information to be part of this Proxy Statement.

8    Retail Value Inc.  ï  2019 Proxy Statement

AUDIT COMMITTEE

Members: • Mr. Boston (Chair) (commencing June 30, 2018) • Mr. Roulston (commencing June 20, 2018) • Mr. Sholem (commencing June 30, 2018)

Responsibilities: The Audit Committee assists our Board in overseeing: the integrity of our financial statements; compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function and our independent registered public accounting firm; our enterprise risk management policies and procedures; and
prepares the Audit Committee Report included in our annual proxy statement.

Independence: All of the members of the Audit Committee are independent as defined in the rules and regulations of the SEC and the NYSE listing standards, including with respect to service on the Audit Committee, in accordance with our Corporate
Governance Guidelines. Our Board has determined that each current member of the
Audit Committee and each member that served on the Audit Committee in 2018 is an
“audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Act of 1933.

Meetings: Following the Company’s separation from SITE Centers on July 1, 2018, the
Audit Committee held two meetings and took written action on one occasion in 2018.

COMPENSATION COMMITTEE

Members: • Mr. Roulston (Chair) (commencing June 30, 2018) • Mr. Boston (commencing June 30, 2018)

Responsibilities: Among other responsibilities, the Compensation Committee reviews and approves compensation (if any) for our executive officers; reviews and recommends to our Board compensation for Directors; evaluates the performance of our Chief Executive Officer and any external manager of the Company; evaluates any material transaction or proposed modifications to existing arrangements with any external manager of the Company; oversees the Company’s compensation and executive benefit plans, including those under which any executive officers or
Directors receive benefits; reviews and discusses with management the
Compensation Discussion and Analysis section (if any) included in our annual proxy statement and produces the related Compensation Committee Report (if any). The
Compensation Committee engages a compensation consultant to assist in discharging its duties as further described below.

Independence: Both of the members of the Compensation Committee are independent as defined in the rules and regulations of the SEC and the NYSE listing standards, including with respect to service on the Compensation Committee, in accordance with our Corporate Governance Guidelines.

Meetings: Following the Company’s separation from SITE Centers on July 1, 2018, the
Compensation Committee held one meeting and took written action on two occasions in 2018.

Retail Value Inc.   ï  2019 Proxy Statement    9

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members: • Mr. Sholem (Chair) (commencing June 30, 2018) • Mr. Koetter (commencing June 30, 2018)

Responsibilities: The Nominating and Corporate Governance Committee identifies individuals qualified to become members of our Board and recommends to our Board the persons to be nominated as Directors at each annual meeting of shareholders;
recommends to our Board qualified individuals to fill vacancies on our Board; reviews and recommends to our Board qualifications for committee membership and committee structure and operations; recommends Directors to serve on each committee; develops and recommends to our Board corporate governance policies and procedures in compliance with the Sarbanes-Oxley Act of 2002, the Dodd-Frank
Wall Street Reform and Consumer Protection Act of 2010 and other rules and regulations relating to our corporate governance; oversees compliance with, and reviews and makes recommendations regarding any waivers under, our Code of
Business Conduct and Ethics with respect to officers and Directors; and leads our
Board in its annual review of the performance of our Board.

Independence: All of the members of the Nominating and Corporate Governance
Committee are independent as defined in the NYSE listing standards and in accordance with our Corporate Governance Guidelines.

Meetings: Following the Company’s separation from SITE Centers on July 1, 2018, the
Nominating and Corporate Governance Committee held two meetings in 2018.

EXECUTIVE COMMITTEE

Members: • Mr. Roulston (Chair) (commencing June 30, 2018) • Mr. Boston (commencing June 30, 2018) • Mr. Sholem (commencing June 30, 2018)

Responsibilities: The Executive Committee approves minimum prices for sales of certain individual properties and property portfolios (up to a threshold determined by the Board); approves the material terms of new leases and certain material amendments with significant tenants; and has such other responsibilities as may be delegated to it from time to time by the Board.

Meetings: The Executive Committee did not meet during 2018. The Executive
Committee took written action on eight occasions in 2018.

10    Retail Value Inc.  ï  2019 Proxy Statement

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2018 were Messrs. Roulston and Boston. None of our executive officers serves or has served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity for which either of Messrs. Roulston or Boston served as an executive officer. Also, none of our executive officers serves on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity, one of whose executive officers serves or served as a member of our Board.

Risk Oversight

Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our Audit Committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our Audit Committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our Audit Committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our Audit Committee regularly reports to the Board with respect to its oversight of these areas.

Compensation of Directors

Director Compensation Program

Our non-management Directors are compensated in the form of an annual cash retainer and an upfront restricted share units (“RSUs”) retainer which generally vests over a three-year period, as shown below. This RSU grant aligns the interests of our Directors and our shareholders. For Directors serving less than the full Board year, the annual cash retainer (and any applicable committee fees as discussed below) are prorated based on the period served.

Component	Amount and Frequency	Details

Annual Cash Retainer	$50,000 annually	Paid quarterly

RSU Retainer	$275,000 upon initial appointment	Generally vests $75,000, $100,000 and $100,000 at the end of the first, second and third years of service, respectively

Non-employee Directors are also paid fees for service on committees as set forth below and for service as the Chairman of the Board. The Director who serves as the Chairman of the Board receives an annual fee of $50,000 in addition to the fees paid to all non-employee Directors for service on the Board. Fees are paid to committee members, the respective committee chairs and the Chairman of the Board in quarterly installments in the form of cash. Each Director is also reimbursed for expenses incurred in attending meetings because we view meeting attendance as integrally and directly related to the performance of the Directors’ duties.

	Annual Fee
Committee	Chair ($)	Member ($)
Audit Committee	30,000	15,000
Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	12,500	6,750
Executive Committee	50,000	25,000

Retail Value Inc.   ï  2019 Proxy Statement    11

Each Director will also be paid of fee of $1,500 for each meeting of the Board that he or she attends commencing with the ninth meeting per year and for each committee meeting he or she attends commencing with the seventh meeting of the Audit Committee, the fifth meeting of the Nominating and Corporate Governance Committee, the fifth meeting of the Compensation Committee and the 19th meeting of the Executive Committee, per year. Notwithstanding the foregoing, the Company’s Directors who are executive officers of the Company or employees of the Manager will not be paid any compensation by the Company for their services as Directors.

2018 Director Compensation

In accordance with the compensation program described above, the non-management Directors received the following compensation during 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Gary N. Boston	56,250	275,030	331,280
Henrie W. Koetter	28,375	275,030	303,405
Scott D. Roulston	90,000	275,030	365,030
Barry A. Sholem	51,250	275,030	326,280

(1)

The amounts reported in this column reflect the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718), for RSU awards granted to each of the non-management Directors in 2018 for their service to the Company as Directors, based upon the closing price of our common shares on the date of grant. These RSUs generally vest $75,000, $100,000 and $100,000 on July 2 of 2019, 2020 and 2021, respectively. As of December 31, 2018, each non-management Director held 8,409 unvested RSUs.

In December 2018, the Company declared a common stock dividend of $1.30 per share on account of annual taxable income generated in Puerto Rico. The dividend was paid to common shareholders on January 25, 2019 in a combination of cash and common shares with the cash component limited to 20% of the aggregate dividend. In accordance with the terms of the non-management Directors’ RSUs, no dividend was paid to the Directors on account of their RSUs in connection with this scrip dividend. However, the number of each non-management Director’s RSUs was equitably adjusted from 8,409 to 8,774 in January 2019 in order to negate the dilutive impact of the scrip dividend.

Role of the Compensation Consultant in Compensation

Commensurate with its separation from SITE Centers on July 1, 2018, the Compensation Committee retained Gressle & McGinley LLC (“Gressle & McGinley”) as the Company’s independent compensation consultant. Gressle & McGinley was selected based on its extensive knowledge of the REIT sector, especially retail REITs, and its deep knowledge and experience in designing compensation programs over the past 30 years across multiple sectors of the economy. The Committee has assessed the independence of Gressle & McGinley, as required under NYSE listing rules. The Committee has also considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to Gressle & McGinley. Based on this review, the Compensation Committee is not aware of any conflict of interest that has been raised by the work performed by Gressle & McGinley.

Gressle & McGinley’s engagement in 2018 consisted primarily of providing the Committee with market data and analysis regarding director compensation and assisting the Committee in the design of the Company’s director compensation program.

12    Retail Value Inc.  ï  2019 Proxy Statement

Director Stock Ownership Guidelines

Each non-management Director must own common shares of the Company (or their equivalent) having an aggregate market value of no less than three times the annual cash retainer paid to a Director. This ownership requirement generally must be met no later than the fifth anniversary of the date shares (or RSUs) comprising a component of the Director’s compensation are first granted to the Director, and on each December 31st thereafter. Our Board established this particular level of stock ownership for our non-management Directors because we want to have the interests of our non-management Directors aligned with the investment interests of our shareholders. To this end, and unless otherwise approved by the Nominating and Corporate Governance Committee, each non-management Director is required to retain at least 50% of the shares (or their equivalent) received by the Director as compensation until such time as the minimum share ownership requirement has been satisfied.

Hedging and Pledging Policy

Our Board adopted a policy prohibiting our Directors and officers (including officers of our Manager) from (1) engaging in certain hedging transactions involving the Company’s stock and (2) pledging Company stock as collateral for a loan because the Board determined that such a policy is in the best interests of the Company and our shareholders. Currently, all Directors and officers are in compliance with the Company’s policy.

Security Ownership of Directors and Management

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 21, 2019, except as otherwise disclosed in the notes below, by (1) our Directors, (2) our named executive officers, and (3) our current executive officers and Directors, as a group. Except as otherwise described in the following notes, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

Directors and Management	Amount and Nature of Beneficial Ownership of Common Shares(1)	Percentage Ownership (%)(2)
Directors		*
Gary N. Boston	53	*
Henrie W. Koetter	525	*
David R. Lukes	13,441	*
Matthew L. Ostrower	3,220	*
Scott D. Roulston	282	*
Barry A. Sholem	6,371	*
Additional Executive Officers		*
Michael Makinen	1,043	*
Christa A. Vesy(3)	4,385(3)	*
All Current Executive Officers and Directors as a Group (8 persons)	29,320	0.2

*	Less than 1%

(1)

Does not include 8,774 RSUs held by each of Messrs. Boston, Koetter, Roulston and Sholem. In each case, 2,392 RSUs will vest on July 2, 2019, 3,191 RSUs will vest on July 2, 2020 and 3,191 RSUs will vest on July 2, 2021. Each RSU is the economic equivalent of, and settled with, one common share, but does not confer current dispositive or voting control over any common shares.

(2)	Percentages calculated based on 19,043,131 of our common shares outstanding on February 21, 2019.

(3)

Includes 60 shares of common stock held by Ms. Vesy, which are subject to contractual restrictions. Ms. Vesy is entitled to vote and receive dividends on such shares but may not dispose of such shares prior to the lapse of contractual restrictions on February 22, 2019.

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4. Executive Compensation

Management Structure

We are externally managed by our Manager, which performs our day-to-day management functions pursuant to an External Management Agreement with us, dated as of July 1, 2018, and three Amended and Restated Management and Leasing Agreements with us, each dated as of February 14, 2018. We refer to this first document as the External Management Agreement, and to all four documents collectively as the Management Agreements.

We have no employees, but the following individuals (who are employees of our Manager) serve as our executive officers: David R. Lukes, as President and Chief Executive Officer; Michael A. Makinen, as Executive Vice President and Chief Operating Officer; Matthew L. Ostrower, as Executive Vice President, Chief Financial Officer and Treasurer; and Christa A. Vesy, as Executive Vice President and Chief Accounting Officer.

As an emerging growth company under the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section or Compensation Committee Report in our Proxy Statement, as is required of many other public companies.

Executive Compensation Disclosure

Our Management Agreements provide that our Manager is responsible for managing our affairs. While our executive officers devote such portion of their business time to our affairs as is required for the performance of the duties of our Manager under the Management Agreements, none of these executive officers are exclusively (or even primarily) dedicated to performing services for the Company. Our executive officers do not receive any compensation directly from us for their services as our executive officers, and we do not determine the compensation payable by our Manager to our executive officers. As a result, neither our Board nor our Compensation Committee have considered or implemented an executive compensation policy or program for our executive officers. Instead, our Manager, in its discretion, determines the levels of compensation earned by our executive officers for their service to our Manager. While we pay fees to and reimburse the expenses of our Manager under the Management Agreements (see “Certain Relationships and Related-Party Transactions” below for a discussion of these fees and expense payments), we understand that our executive officers have received no additional compensation from our Manager specifically for their service to us as executive officers. As a result, we have not included a Summary Compensation Table in this Proxy Statement.

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. Lukes	—	—	—	—	—	—	—	—	—
Michael A. Makinen	—	—	—	—	—	—	—	—	—
Matthew L. Ostrower	—	—	—	—	—	—	—	—	—
Christa A. Vesy	—	—	—	—	—	60	1,535	—	—

(1)

Reflects RVI common shares subject to contractual restrictions. These RVI common shares, which were received as pro-rata distributions on restricted shares of our Manager in the spin-off, vested on February 22, 2019, which was the same date on which the corresponding restricted shares of our Manager vested.

(2)	These amounts were calculated based upon the closing price of our common shares on December 31, 2018 of $25.59.

14    Retail Value Inc.  ï  2019 Proxy Statement

On July 1, 2018, the date of our spin-off from SITE Centers, Ms. Vesy held 2,134 restricted shares of our Manager, which we refer to as the SITE Centers Restricted Shares. In connection with the spin-off, Ms. Vesy retained those SITE Centers Restricted Shares, but received 212 RVI common shares as her portion of the pro-rata distribution of RVI shares on those SITE Centers Restricted Shares (which RVI common shares we refer to as the RVI Restricted Shares). Due to contractual terms, the RVI Restricted Shares were subject to substantially the same restrictions that applied to the SITE Centers Restricted Shares. As a result, in general (but subject to other determination by the Compensation Committee of our Manager): (1) if Ms. Vesy had died or terminated employment with our Manager as a result of becoming disabled, or if our Manager had experienced a change in control and Ms. Vesy’s employment with our Manager had terminated without cause within two years (with all key terms in this sentence used as defined for purposes of the SITE Centers Restricted Shares), the RVI Restricted Shares would have immediately vested; (2) if Ms. Vesy’s employment with our Manager had otherwise terminated without cause, the RVI Restricted Shares would have become nonforfeitable, but would have continued to vest according to their regular vesting schedule; and (3) if Ms. Vesy’s employment with our Manager had terminated for any other reason, the RVI Restricted Shares would have been forfeited back to the Company. As of December 31, 2018, only 60 of the RVI Restricted Shares remained subject to these contractual restrictions and all of these RVI Restricted Shares vested on February 22, 2019.

Retail Value Inc. 2018 Equity and Incentive Compensation Plan

We have adopted and operate the Retail Value Inc. 2018 Equity and Incentive Compensation Plan, which we refer to as the Equity Plan. The Equity Plan is administered by the Compensation Committee and allows the Compensation Committee potentially to provide equity and incentive compensation to Equity Plan participants who may be selected by the Compensation Committee from time to time. Currently, only our non-management Directors have received equity grants under the Equity Plan.

Under the Equity Plan, we may grant stock options (including “incentive stock options” as defined in Section 422 of the Code), restricted shares, restricted share units, performance shares, performance units, cash incentive awards, and certain other awards based on or related to RVI common shares, subject to certain share or dollar limitations as described in the Equity Plan. The Equity Plan permits the award agreements for any grant under the Equity Plan to provide for accelerated vesting or exercise, including in the event of the grantee’s retirement, death, disability or termination of employment or service, or in the event of a “change in control” (as defined in the Equity Plan). Subject to adjustment as described in the Equity Plan, total awards under the Equity Plan are limited to 925,000 RVI common shares, but if on any January 1 the number of RVI common shares then available under the Equity Plan is less than 5% of the then issued and outstanding RVI common shares, the number of RVI common shares available under the Equity Plan will be increased to the extent necessary so that 5% of the then issued and outstanding RVI common shares is then available under the Equity Plan. Shares utilized for the Equity Plan may be shares of original issuance or treasury shares, or a combination of the two.

The Equity Plan also provides that, subject to adjustment as described in the Equity Plan: (1) the aggregate number of RVI common shares actually issued or transferred upon the exercise of incentive stock options will not exceed 925,000 common shares; and (2) no non-management Director of the Company will be granted in any calendar year compensation for non-management Director service to us having an aggregate maximum value (measured at the applicable date of grant and calculating the value of Equity Plan awards based on the grant date fair value for financial reporting purposes) in excess of $650,000. The Compensation Committee generally may amend the Equity Plan, subject to shareholder approval in certain circumstances as described in the Equity Plan.

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5. Proposal Two: Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Proposal Summary and Board Recommendation

PricewaterhouseCoopers LLP served as our independent registered public accounting firm in 2018 and has been selected by our Audit Committee to do so in 2019. Our Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, be available to respond to appropriate questions and have an opportunity to make a statement, if desired.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Code of Regulations or otherwise. However, our Board is seeking ratification of PricewaterhouseCoopers LLP as a matter of good corporate practice. If the shareholders do not approve the ratification of PricewaterhouseCoopers LLP, then the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that the shareholders did not approve the ratification of PricewaterhouseCoopers LLP, or select another nationally recognized accounting firm without re-submitting the matter to the shareholders. Even if the shareholders ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

BOARD RECOMMENDATION:

  “For” Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2018.

Type of Fees	2018 ($)
Audit fees(1)	675,000
Audit-related fees(2)	87,500
Tax fees(3)	130,200
All other fees(4)	972
Total	893,672

(1)

Audit fees consisted principally of fees for the audit of our financial statements, as well as audit-related tax services and registration statement-related services performed pursuant to SEC filing requirements.

(2)

Audit-related fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Such audit-related fees consisted solely to audit the separate Puerto Rico entities for the six-month period ended December 31, 2018, as required by Puerto Rico Treasury.

(3)	Tax fees consisted of fees billed for professional services rendered for tax compliance and tax consulting services. The fees for the tax compliance services were $97,320 for 2018.

(4)	All other fees consisted of fees billed for other products and services.

16    Retail Value Inc.  ï  2019 Proxy Statement

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has a policy for the pre-approval of audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee pre-approves specifically described audit and permissible non-audit services, and periodically grants general pre-approval of categories of audit and permissible non-audit services up to specified cost thresholds. Any services exceeding pre-approved cost levels must be specifically pre-approved by the Audit Committee. All of the services rendered by PricewaterhouseCoopers LLP under the categories “Audit-related fees,” “Tax fees,” and “All other fees” described above were pre-approved by the Audit Committee.

Auditor Independence

The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Report

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee meets at least quarterly to review quarterly or annual financial information prior to its release and inclusion in SEC filings. As part of each meeting, the Audit Committee has the opportunity to meet independently with management and our independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including the matters required to be discussed by the Statement on Auditing Standards No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2018, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-described review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

Audit Committee

Gary N. Boston, Chair

Scott D. Roulston

Barry A. Sholem

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6. Certain Relationships and Related-Party Transactions

The following is a summary of transactions that occurred or were in effect after January 1, 2018 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, Directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Management Agreements

We are externally managed by our Manager pursuant to the Management Agreements. Our executive officers and our management Directors are employed by (and in the case of Mr. Lukes, serve as a director of) our Manager.

Duties of our Manager

Pursuant to the terms of the External Management Agreement and subject to the supervision and discretionary limits established by the Board, our Manager:

•	Provides daily management for the Company and performs and supervises the various administrative functions necessary for its operations;

•	Assists the Board in formulating a disposition strategy, markets Company assets for sale and consummates dispositions;

•

Investigates, selects and, on behalf of the Company, engages and supervises such third parties as the Manager deems necessary in connection with the performance of its obligations and responsibilities;

•	Assists the Board in the formulation and implementation of the Company’s financial policies;

•

Arranges for the financing and refinancing of the Company and its assets, monitors compliance with the terms thereof, and makes other changes in the capital structure of the Company, and applies the proceeds from dispositions;

•	Actively oversees and manages the Company’s assets and reviews and analyzes financial information for each of the assets and the overall business;

•

Maintains the Company’s accounting, tax, audit, regulatory and other records and assists the Company in filing all reports required to be filed by it with any applicable regulatory agency or stock exchange;

•	Performs internal audits of the Company’s financial statements and internal controls over financial reporting;

•	Generates the Company’s consolidated corporate budget and consolidated property-level budget;

•	Makes reports to the Board on the operations of the Company, including reports with respect to potential conflicts of interest involving the Manager or any of its affiliates;

•	Provides the Company with all necessary cash management services;

•	Performs investor relations and shareholder communications functions for the Company and assists with logistics related to meetings of the Board; and

•	Renders such other services as may be reasonably determined by the Board consistent with the terms and conditions of the External Management Agreement.

Pursuant to the terms of the Property Management Agreements, the Manager is responsible for taking all actions and performing all duties as it deems necessary and desirable for the care, protection, security, operation, maintenance and repair of the Company’s assets. The Manager has been engaged to lease the Company’s assets, subject to the supervision and discretionary limits established by the Board.

Term and Termination

The Management Agreements will be in effect until December 31, 2019 and thereafter will renew automatically for successive six-month periods unless terminated. In addition, the External Management Agreement:

•	May be terminated immediately, upon written notice to the Company by the Manager, upon a Change of Control (as defined in the External Management Agreement) of the Company;

18    Retail Value Inc.  ï  2019 Proxy Statement

•

May be terminated by either party, without penalty, upon written notice to the other party if the other party breaches any material provision of the External Management Agreement and such material breach continues for a period of ten business days after written notice;

•

May be terminated by the Manager if (i) there is a material change in the business strategy of the Company or (ii) there is a material change or reduction in the duties of the Manager or the scope of services authorized by the Board to be performed by the Manager under the External Management Agreement (in each case such termination shall be effective 60 days following the Company’s receipt of written notice from the Manager of such material change described in clauses (i) and (ii)); and

•

Will terminate automatically (i) at such time that none of the Property Management Agreements remain in effect or (ii) at the effective time of the dissolution of the Company or, if the assets of the Company are transferred to a liquidating trust, the final disposition of the assets transferred by the liquidating trust.

The Property Management Agreements will be terminated if the External Management Agreement is terminated or, with regard to each asset, if that asset is sold or a controlling interest is transferred.

Management Fees and Expense Reimbursements

The following table sets forth the various fees and expenses paid to the Manager from July 1, 2018, the date of our separation from the Manager, to December 31, 2018 (in millions):

Type of Fee	2018 ($)
Property management fees	6.5
Asset management fees	6.5
Leasing commissions	1.1
Maintenance services and other	0.8
Disposition fees	3.0
Credit facility guaranty fee	0.1
Legal fees	0.3
Total	18.3

External Management Agreement

Pursuant to the External Management Agreement, the Company pays the Manager an Asset Management Fee in an aggregate amount (as determined by the Manager from time to time) no greater than 0.5% per annum of the Gross Asset Value (as defined in the External Management Agreement) of the Company’s properties. The Asset Management Fee is payable in monthly installments based upon the Gross Asset Value as determined on the most recent December 31 or June 30 (each, a “Determination Date”). The Asset Management Fee is determined on each Determination Date for the subsequent six calendar months. The Company will also pay to the Manager a Financing Fee in an amount equal to 0.2% of the principal amount of any financing or refinancing and a fee in an amount equal to 1.0% of the aggregate Consideration (as defined in the External Management Agreement) in connection with a Change of Control Transaction (as defined in the External Management Agreement).

In addition, the Company will pay or reimburse the Manager for all reasonable expenses paid or incurred in connection with the services it provides to the Company, including disposition costs, costs of third-party service providers, financing costs, taxes and assessments on Company income and assets, insurance costs relating to the Company and its assets, fees payable to Company Directors, compliance costs, and fees and expenses of professional advisors (including accounting and legal).

Property Management Agreements

Pursuant to the Property Management Agreements, the Company pays the Manager a Property Management Fee in an aggregate amount (as determined by the Manager from time to time) no greater than 3.5% and 5.5% of Gross Revenue (as defined in the Property Management Agreements) of the non-Puerto Rico properties and the Puerto Rico properties, respectively. The Property Management Fee is payable based upon the average monthly Gross Revenue collected during the three months immediately preceding the most recent December 31 or June 30.

Retail Value Inc.   ï  2019 Proxy Statement    19

The Company will also pay the Manager: leasing commissions of $4.00 per square foot for the initial lease term and $2.00 per square foot in connection with each negotiated renewal or extension; 1.0% of the gross sale price of each asset sold; and costs and expenses incurred by the Manager in connection with construction and tenant coordination services. Furthermore, the Company will pay or reimburse the Manager for all commercially reasonable third-party costs and expenses incurred in the performance of its duties under the Property Management Agreements, including, but not limited to, all fees and expenses paid to outside consultants, architects, engineers and other professionals reasonably required for the performance of the Manager’s duties, all reasonable, out of town travel expenses for the Manager or certain other personnel and attorneys’ fees and disbursements, each in accordance with and subject to the limitations set forth in budgets prepared for each asset agreed by the Manager and the Company, including, without limitation, the fees and disbursements of the Manager’s in-house attorneys and paralegals.

Liability and Indemnification

The Manager maintains a contractual, as opposed to a fiduciary relationship, with the Company. Under the Management Agreements, the Company is required to indemnify the Manager and pay or reimburse expenses in advance of final resolution of a proceeding with respect to certain of our Manager’s acts or omissions.

Agreements Relating to Our Separation from the Manager

The Company entered into a Separation and Distribution Agreement, dated as of July 1, 2018 (the “Separation and Distribution Agreement”), with the Manager, which identified the assets transferred, liabilities assumed and contracts assigned to the Company in connection with our separation from the Manager. Except as expressly set forth in the Separation and Distribution Agreement or any other transaction agreements, all assets were transferred on an “as is, where is” basis and the Company bears the economic and legal risks associated with the transferred assets. Pursuant to the Separation and Distribution Agreement, and subject to maintaining its status as a REIT, the Company is obligated to repay the Manager for certain cash balances (approximately $34.0 million in the aggregate at December 31, 2018) held in restricted accounts at the time of the separation primarily in connection with the Company’s mortgage loan as soon as reasonably possible out of the Company’s operating cash flow but in no event later than March 31, 2020.

The Company also entered into a Tax Matters Agreement, dated as of July 1, 2018 (the “Tax Matters Agreement”), with the Manager, which governs the rights, responsibilities and obligations of the Company and the Manager following our separation from the Manager with respect to various tax matters, including the obligations of the Company and the Manager to maintain their qualification as a REIT under the Internal Revenue Code of 1986 (the “Code”). The Tax Matters Agreement also provides for the allocation between the Company and the Manager of the Manager’s tax-related assets, liabilities and obligations attributable to periods prior to the separation of the Company from the Manager.

In connection with the Company’s separation from the Manager, the Company issued 1,000 series A preferred shares to the Manager, which are noncumulative and have no mandatory dividend rate. However, subject to the requirement that we distribute an amount equal to the minimum amount required to be distributed to the holders of the Company’s common shares with respect to any taxable year in order for the Company to maintain its status as a REIT and to avoid any U.S. federal income taxes imposed by the Code, the series A preferred shares are entitled to a dividend preference for all dividends declared on the Company’s capital stock at any time up to $190 million in the aggregate, which amount may be increased by up to an additional $10 million under certain circumstances. Subsequent to the payment of dividends on the series A preferred shares equaling a preference amount of $200 million, the series A preferred shares are required to be redeemed by the Company for an aggregate amount of $1.00 per share.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnification agreements with each of our Directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, among other things, we will indemnify the Director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our Director or officer.

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7. Corporate Governance and Other Matters

Codes of Ethics

Code of Ethics for Senior Financial Officers

We have a Code of Ethics for Senior Financial Officers that applies to the senior financial officers of the Company, including, among others, the Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer and Treasurer (our “senior financial officers”). Among other matters, this code requires our senior financial officers to:

• Act with honesty and integrity and ethically handle all actual or apparent conflicts of interest between personal and professional relationships;

•  Endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that we file with, or submit to, the SEC and other public filings or communications we make;

•  Endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies as well as all applicable professional codes of conduct;

• Not knowingly or recklessly misrepresent material facts or allow their independent judgment to be compromised;
• Not use for personal advantage confidential information acquired in the course of their employment;
• Proactively promote ethical behavior among peers and subordinates in the workplace; and
• Promptly report any violation or suspected violation of this code in accordance with our Code of Business Conduct and Ethics and, if appropriate, directly to the Audit Committee.

Only the Audit Committee or our Board, including a majority of the independent Directors, may waive any provision of this code with respect to a senior financial officer. Any such waiver or any amendment to this code will be promptly disclosed on our website or in a Current Report on Form 8-K, as required by applicable rules or regulations. This code is posted on our website, www.retailvalueinc.com, under “Governance” in the “Investors” section.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics addresses our commitment to honesty, integrity and the ethical behavior of our officers and Directors and employees of our Manager. This code governs the actions and working relationships of our officers and Directors and Manager employees with current and potential tenants, fellow employees, competitors, vendors, government and self-regulatory agencies, investors, the public, the media, and anyone else with whom we have or may have contact. Only our Board or the Nominating and Corporate Governance Committee may waive any provision of this code with respect to an officer or Director. Any such waiver or any amendment to this code will be promptly disclosed on our website or in a Current Report on Form 8-K, as required by applicable rules or regulations. The Company’s Corporate Compliance Officer may waive any provision of this code with respect to all other Manager employees. This code is posted on our website, www.retailvalueinc.com, under “Governance” in the “Investors” section.

Reporting and Non-Retaliation Policy

Our Code of Business Conduct and Ethics includes a reporting and non-retaliation policy. The purpose of the policy is to encourage all officers and Directors and Manager employees to disclose any alleged wrongdoing that may adversely impact us, our tenants, shareholders, Manager employees, investors, or the public at large without fear of retaliation. The policy sets forth procedures for the reporting by Manager employees and interested third parties of alleged financial (including auditing, accounting, and internal control matters) and non-financial wrongdoing on a confidential and anonymous basis. Reports concerning alleged wrongdoing may be made directly to our Corporate Compliance Officer or to NAVEX Global, an independent third-party service retained on our behalf. An inquiry or investigation is then initiated by the Corporate Compliance Officer or the Audit Committee Chair. The results of all investigations concerning wrongdoing are reviewed quarterly by the Corporate Compliance Officer and the Chair of the Audit Committee.

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Policy Regarding Related-Party Transactions

Our Code of Business Conduct and Ethics also includes a policy regarding the review and approval of related-party transactions. A proposed transaction between us and certain parties enumerated in the policy, including individuals affiliated with our Manager, must be submitted to our Corporate Compliance Officer. The relationship of the parties and the terms of the proposed transaction, among other things, are reviewed by our Corporate Compliance Officer to determine if the proposed transaction would constitute a material related-party transaction, in which case it is reported to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then determine whether the transaction requires Board approval. All material related-party transactions, whether or not those transactions must be disclosed under federal securities laws, are subject to prior approval by our Board pursuant to the policy and reviewed quarterly with the Nominating and Corporate Governance Committee.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 21, 2019, except as otherwise disclosed in the notes below, by each person who is known by us to own beneficially more than 5% of our outstanding common shares based on a review of filings with the SEC. Except as otherwise described in the following notes, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

More Than 5% Owners	Amount and Nature of Beneficial Ownership of Common Shares	Percentage Ownership (%)(5)
Alexander Otto and Katharina Otto-Bernstein	4,224,893(1)	22.2
Luxor Capital Group, LP	2,994,142(2)	15.7
The Vanguard Group, Inc.	2,158,695(3)	11.3
BlackRock, Inc.	969,361(4)	5.1

(1)

According to a report on Schedule 13D filed with the SEC on July 11, 2018, and subsequent communications with the shareholders, each of Alexander Otto and Katharina Otto-Bernstein was the beneficial owner of, and had sole voting and sole dispositive power over, 3,390,305 and 834,588 common shares, respectively. The address for these reporting persons is c/o David A. Brown, Alston & Bird LLP, 950 F Street, N.W., Washington, DC 20004.

(2)

According to a Form 4 filed with the SEC on January 29, 2019 and a Schedule 13D/A filed with the SEC on February 14, 2019, Luxor Capital Group is the beneficial owner of, and directs the voting over, 2,994,142 common shares as a result of it serving as investment manager of: Luxor Capital Partners, LP, which is the beneficial owner of, and directs the voting over, 1,559,709 common shares; Luxor Capital Partners Offshore Master Fund, LP, is the beneficial owner of, and directs the voting over, 1,057,902 common shares; and Luxor Wavefront, LP, which is the beneficial owner of, and directs the voting over, 376,531 common shares. Christian Leone is the managing member of LCG Holdings, LLC and Luxor Management, LLC, which is the general partner of Luxor Capital Group, LP, each of which claims beneficial ownership of, and direct voting power over, 2,994,142 common shares. The address for this reporting person is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.

(3)

According to a report on Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, Inc., The Vanguard Group, Inc. is the beneficial owner of 2,158,695 common shares and has sole voting power over 20,868 common shares, shared voting power over 17,990 common shares, sole dispositive power over 2,134,940 common shares and shared dispositive power over 23,755 common shares. According to the report, Vanguard Fiduciary Trust Company is the beneficial owner of, and directs the voting over, 5,765 common shares as a result of it serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd. is the beneficial owner of, and directs the voting over, 33,093 common shares as a result of it serving as investment manager of Australian investment offerings. The address for this reporting person is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

According to a report on Schedule 13G filed with the SEC on February 8, 2019 by BlackRock, Inc., BlackRock, Inc. is the beneficial owner of 969,361 common shares and has sole voting power over 900,781 common shares. The address for this reporting person is 55 East 52nd Street, New York, New York, 10055.

(5)	Percentages calculated based on 19,043,131 of our common shares outstanding as of February 21, 2019.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers, and owners of more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Executive officers, Directors and owners of more than 10% of our common shares are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all officers, Directors, and greater than 10% beneficial owners filed the required reports on a timely basis.

Shareholder Proposals for 2020 Annual Meeting

In order to be included in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders, a shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received in writing by our Secretary at 3300 Enterprise Parkway, Beachwood, Ohio 44122 no later than December 3, 2019, assuming the 2020 Annual Meeting is not advanced more than 30 calendar days and not delayed by more than 60 calendar days of the date of the anniversary of the 2019 Annual Meeting, and otherwise comply with all requirements of the SEC for shareholder proposals.

If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a Director nomination included in the Company’s proxy statement for the 2020 Annual Meeting, such nomination shall conform to the applicable requirements in the Company’s Code of Regulations and any applicable regulations of the SEC concerning the submission and content of Director nominations for inclusion in the Company’s proxy statement, and must be received by our Secretary at 3300 Enterprise Parkway, Beachwood, Ohio 44122 no earlier than November 3, 2019 and no later than December 3, 2019, assuming the 2020 Annual Meeting is not advanced more than 30 calendar days and not delayed by more than 60 calendar days of the date of the anniversary of the 2019 Annual Meeting.

In addition, the Company’s Code of Regulations provides that any shareholder who desires to make a Director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy statement must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of shareholders. In the event the annual meeting is advanced or delayed by more than 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. Therefore, to be timely, any such proposal or nomination must be received no earlier than January 11, 2020 and no later than February 10, 2020, assuming the 2020 Annual Meeting is not advanced or delayed by more than 30 calendar days of the date of the anniversary of the 2019 Annual Meeting. The notice must also provide certain information required by the Company’s Code of Regulations.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for the 2020 Annual Meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than February 10, 2020. Even if proper notice is received on or prior to February 10, 2020, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

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Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this Proxy Statement and the accompanying annual report will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address gave contrary instructions.

If any beneficial shareholder residing at such an address desires at this time or in the future to receive a separate copy of this Proxy Statement and the accompanying annual report or if any such shareholder who currently receives a separate Proxy Statement and annual report and would like to receive only a single set in the future, the shareholder should provide such instructions to us by calling Matthew Ostrower, Chief Financial Officer, at (216) 755-5500, or by writing to Retail Value Inc., Attn. Investor Relations, at 3300 Enterprise Parkway, Beachwood, Ohio 44122.

Other Matters

Shareholders and other interested parties may send written communications to our Board or the non-management Directors as a group by mailing them to our Board, c/o Aaron M. Kitlowski, Secretary, Retail Value Inc., 3300 Enterprise Parkway, Beachwood, Ohio 44122. All communications will be forwarded to our Board or the non-management Directors as a group, as applicable.

24    Retail Value Inc.  ï  2019 Proxy Statement

8. Frequently Asked Questions

Why did you send me this Proxy Statement?

The Company sent you this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, 2018 Annual Report, which includes our financial statements, and Proxy Card because our Board is soliciting your proxy to vote at our 2019 Annual Meeting. This Proxy Statement summarizes information you need to know in order to vote at the Annual Meeting. The Annual Meeting will be held at Loews Regency Hotel at 540 Park Avenue, New York, New York 10065, on May 10, 2019, at 9:00 a.m. local time. The hotel’s front desk will direct shareholders to the conference room where the Annual Meeting will be held. If you are not a shareholder of record (i.e., if you do not hold shares in an account with our transfer agent), you must provide evidence of your share ownership as of March 14, 2019 in order to attend the Annual Meeting. You can obtain this evidence from your bank, brokerage firm or other nominee through which you hold your shares. For further information regarding directions to attend the Annual Meeting and vote in person, please contact Matthew Ostrower, Chief Financial Officer, at (216) 755-5500 or at 3300 Enterprise Parkway, Beachwood, Ohio 44122.

However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote by telephone, over the Internet, or by completing and mailing the accompanying Proxy Card. Shareholders who owned our common shares at the close of business on March 14, 2019, the record date for the Annual Meeting, are entitled to vote. On the record date, there were 19,043,039 common shares outstanding.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board. We will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, certain of our Manager’s employees may solicit proxies by telephone, facsimile, or email. Those Manager employees will not receive any additional compensation for their participation in the solicitation. We retained Georgeson, Inc., at an estimated cost of $10,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

How many votes do I have?

You are entitled to one vote for each of our common shares that you owned on the record date. The accompanying Proxy Card indicates the number of shares that you owned on the record date.

How do I vote by proxy?

Shareholders may vote either by completing, properly signing, and returning the accompanying Proxy Card via mail, by telephone, or over the Internet, or by attending and voting at the Annual Meeting. If you properly complete and timely return your Proxy Card or properly and timely follow the telephone or Internet voting instructions described below, your proxy (meaning one of the individuals named in the Proxy Card) will vote your shares as you have directed, provided however, if you do not indicate specific choices as to your vote, your proxy will vote your shares as recommended by our Board:

• FOR the election of David R. Lukes, Matthew L. Ostrower and Henrie W. Koetter as Class I Directors; and
• FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Shareholders of record may vote by calling 1-800-652-8683 or over the Internet by accessing the following website: www.investorvote.com/rvi. Voting instructions, including your shareholder account number and personal proxy control number, are contained on the accompanying Proxy Card. Those shareholders of record who choose to vote by telephone or over the Internet must do so by 11:59 p.m., Eastern Time, on May 9, 2019.

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A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the Proxy Card from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxy voting instructions, and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the Internet through such a program must be received by 11:59 p.m., Eastern Time, on May 9, 2019. If you hold your shares in “street name”, in order to vote your shares at the Annual Meeting you must obtain a legal proxy from your bank or brokerage firm giving you the right to vote your shares at the Annual Meeting.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his or her discretion and best judgment. As of the date of this Proxy Statement, we are not aware of any matter to be acted on at the Annual Meeting other than those matters described in this Proxy Statement.

May I revoke my proxy?

If you are a shareholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with our Secretary, mailing a signed Proxy Card bearing a later date, submitting your proxy again by telephone or over the Internet or by attending the Annual Meeting and voting in person. If you hold your shares beneficially in “street name,” you may change your vote by submitting new voting instructions to your brokerage firm or bank or, if you have obtained a legal proxy from your brokerage firm or bank giving you the right to vote your shares, by presenting such proxy at the Annual Meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Can I receive proxy materials by email in the future?

Yes. By doing so, you are reducing the impact on the environment and helping to save the Company the costs and expenses of preparing and mailing proxy materials. If you are a registered shareholder with your shares held in an account at our transfer agent, visit www.computershare.com/investor to create a login and to enroll. You may revoke your election to receive materials by email and instead receive a paper copy via mail at any time by visiting this website. If you hold your shares through a bank or broker, please refer to the information provided by that institution for instructions on how to elect to receive future proxy statements and annual reports over the Internet and how to change your delivery instructions.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the aggregate number of our common shares issued and outstanding on the record date will represent a quorum permitting the conduct of business at the meeting. Proxy Cards that we receive marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum.

26    Retail Value Inc.  ï  2019 Proxy Statement

What vote is required to approve each proposal, assuming that a quorum is present at the Annual Meeting?

Proposal One: Election of Three Class I Directors	To be elected, Class I Directors must receive a majority of the votes cast (i.e., the number of shares voted “For” a Director nominee must exceed the number of votes cast “Against” that nominee). Broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.
Proposal Two: Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	Although our independent registered public accounting firm may be selected by the Audit Committee of our Board without shareholder approval, the Audit Committee will consider the affirmative vote of a majority of the votes cast on this Proposal to be a ratification by the shareholders of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

For shareholders who hold their common shares in “street name” through banks or brokerage firms and do not instruct their bank or broker how to vote, the bank or brokerage firm will not vote such shares for Proposal One resulting in broker non-votes with respect to such shares. As a result, it is important that shareholders vote their shares.

By order of the Board of Directors,

AARON M. KITLOWSKI

Secretary

Dated: April 1, 2019

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Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59pm, Eastern Time, on May 9, 2019.
Online
Go to www.investorvote.com/rvi or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/rvi

2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - -  - - -  - - -  - -  - - - - - - - - - - - - -  - - -  - - - -  - - - - - - -  - - - - - - - - - -  - - -  - - -  - - - - -

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of three Class I Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Henrie W. Koetter	☐	☐	☐	02 - David R. Lukes	☐	☐	☐	03 - Matthew L. Ostrower	☐	☐	☐

		For	Against	Abstain
2.	Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

∎		C 1234567890 J N T 3 1 B M 4 1 4 9 2 5	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 10, 2019.

The Retail Value Inc. 2019 Proxy Statement and the 2018 Annual Report to Shareholders are available on www.proxydocs.com/rvi.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www/investorvote.com/rvi

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - -  - - -  - - -  - -  - - - - - - - - - - - - -  - - -  - - - -  - - - - - - -  - - - - - - - - - -  - - -  - - -  - - - - -

Proxy - RETAIL VALUE INC.

Annual Meeting of Shareholders - May 10, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Matthew L. Ostrower, Aaron M. Kitlowski and Christa A. Vesy, and each of them, with power to act without the others and with power of substitute, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Retail Value Inc. Common Shares that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 10, 2019 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” ITEM 2.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

(Continued and to be marked, dated and signed on the other side)

If voting by mail, complete sections A and B on the reverse side of this card and, if applicable, section C below.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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